UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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J. Alexander’s Corporation

(Name of Registrant as Specified In Its Charter)

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J. ALEXANDER’S CORPORATION
3401 West End Avenue
Suite 260
P.O. Box 24300
Nashville, Tennessee 37202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of J. Alexander’s Corporation:

The Annual Meeting of Shareholders of J. Alexander’s Corporation (the “Company”) will be held at J. Alexander’s Restaurant, 2609 West End Avenue, Nashville, Tennessee 37203 at 9:00 a.m., Nashville time, on Tuesday, May 24, 2011 for the following purposes:

(1)	To elect four directors to hold office for a term of one year and until their successors have been elected and qualified;

(2)	To ratify the appointment by the Company’s Audit Committee of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2011; and

(3)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on March 31, 2011 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the meeting.

We hope very much that you will be able to be with us. If you do not plan to attend the meeting in person, you are requested to complete, sign and date the enclosed proxy card and return it promptly in the enclosed addressed envelope, which requires no postage if mailed in the United States, or follow the instructions on the enclosed proxy card for voting by telephone or the Internet.

By Order of the Board of Directors

R. GREGORY LEWIS
Secretary

April 20, 2011

J. ALEXANDER’S CORPORATION
3401 West End Avenue
Suite 260
P.O. Box 24300
Nashville, Tennessee 37202

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

May 24, 2011

The enclosed proxy is solicited by and on behalf of the Board of Directors of J. Alexander’s Corporation (the “Company”) for use at the Annual Meeting of Shareholders to be held on Tuesday, May 24, 2011, at 9:00 a.m., Nashville time, at J. Alexander’s Restaurant, 2609 West End Avenue, Nashville, Tennessee 37203 and at any adjournments or postponements thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. Copies of the proxy, this Proxy Statement and the attached Notice are being mailed to shareholders on or about April 20, 2011.

Proxies may be solicited by mail, telephone or telecopy. All costs of this solicitation will be borne by the Company. The Company does not anticipate paying any compensation to any party other than its regular employees for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

Shares represented by such proxies will be voted in accordance with the choices specified thereon. If no choice is specified, the shares will be (a) voted FOR the election of the director nominees named herein and (b) voted FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2011. The Board of Directors does not know of any other matters which will be presented for action at the meeting, but the persons named in the proxy intend to vote or act with respect to any other proposal which may be properly presented for action according to their best judgment in light of the conditions then prevailing.

A proxy may be revoked by a shareholder at any time before its exercise by attending the meeting and voting in person, by filing with the Secretary of the Company a written revocation, by duly executing a proxy bearing a later date or by casting a new vote by telephone or the Internet.

Each share of the Company’s Common Stock, $.05 par value (the “Common Stock”), issued and outstanding on March 31, 2011 (the “Record Date”), will be entitled to one vote on all matters to come before the meeting. As of the Record Date, there were outstanding 5,985,453 shares of Common Stock.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 24, 2011

The following proxy materials are available for review online at:  investor.jalexanders.com:

●	This Proxy Statement;

●	The Company’s 2010 Annual Report to Shareholders (which is not deemed to be part of the official proxy soliciting materials); and

●	Any amendments to the foregoing materials that are required to be furnished to shareholders.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2011, certain information with respect to those persons known to the Company to be the beneficial owners (as defined by certain rules of the Securities and Exchange Commission (the “Commission”)) of more than five percent of the Common Stock, its only voting security, and with respect to the beneficial ownership of the Common Stock by all directors, each of the executive officers named in the Summary Compensation Table, and all executive officers and directors of the Company as a group (8 persons). Except as otherwise specified, the shares indicated are presently outstanding.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned		Percentage of Outstanding Common Stock (1)
Advisory Research, Inc. 180 North Stetson St., Suite 5500 Chicago, IL 60601	532,815	(2)	8.9%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	512,939	(3)	8.6%

Mill Road Capital, L.P. Two Sound View Drive, Suite 300 Greenwich, CT 06830	500,000	(4)	8.4%

Dane Andreeff 140 East St. Lucia Lane Santa Rosa Beach, FL 32459	412,149	(5)	6.9%

E. Townes Duncan** 4015 Hillsboro Pike, Suite 214 Nashville, TN 37215	355,214	(6)	5.9%

Solidus Company, L.P. 4015 Hillsboro Pike, Suite 214 Nashville, TN 37215	334,046	(7)	5.6%

Lonnie J. Stout II**** 3401 West End Avenue, Suite 260 Nashville, TN 37203	340,458	(8)	5.5%

R. Gregory Lewis***	125,701	(9)	2.1%

J. Bradbury Reed**	97,229	(10)	1.6%

J. Michael Moore***	53,822	(11)	*

Brenda B. Rector**	16,000	(12)	*

Joseph N. Steakley**	16,000	(13)	*

All directors and executive officers as a group	1,049,092	(14)	16.5%

________________
*	Less than one percent.
**	Director.
***	Named Officer.
****	Director and Named Officer.

(1)
Pursuant to the rules of the Commission, shares of Common Stock subject to options held by directors and executive officers of the Company which are exercisable within 60 days of March 31, 2011, are deemed outstanding for the purpose of computing such director’s or executive officer’s percentage ownership and the percentage ownership of all directors and executive officers as a group, but are not deemed outstanding for the purpose of computing the percentage ownership of the other persons shown in the table. Unless otherwise indicated, each individual has sole voting and dispositive power with respect to all shares shown.

(2)
Advisory Research, Inc., a Delaware corporation (“Advisory Research”), is a registered investment adviser. Information is based solely on the Schedule 13G jointly filed with the Commission by Advisory Research and Piper Jaffray Companies on February 10, 2011. Advisory Research is a wholly-owned subsidiary of Piper Jaffray Companies.

(3)
Dimensional Fund Advisors LP, a Delaware limited partnership (“DFA”), is a registered investment adviser. Information is based solely on the Schedule 13G/A filed with the Commission by DFA on February 11, 2011.

(4)
Mill Road Capital, L.P. (“Mill Road”) is a Delaware limited partnership whose general partner, Mill Road Capital GP LLC, a Delaware limited liability company, is managed by Thomas E. Lynch, Charles M. B. Goldman and Scott P. Scharfman. Mill Road shares beneficial ownership and voting and dispositive power with Messrs. Lynch, Goldman and Scharfman. Information is based solely on the Schedule 13D filed with the Commission by Mill Road on March 23, 2009, as amended.

(5)
Mr. Andreeff is the managing member of, and shares beneficial ownership and voting and dispositive power with, Andreeff Equity Advisors, L.L.C., a Delaware limited liability company (“AEA”). AEA is the investment adviser to Maple Leaf Partners, L.P., Maple Leaf Partners I, L.P., Maple Leaf Discovery, L.P., and Maple Leaf Discovery I, L.P., each a Delaware limited partnership, which own in the aggregate 288,947 shares. AEA is the investment adviser to, and Mr. Andreeff is the Director of, Maple Leaf Offshore, Ltd., a Cayman Islands company, which owns 120,880 shares. Mr. Andreeff is also the managing member of Maple Leaf Capital I, L.L.C., a Delaware limited liability company, which is the general partner of Maple Leaf Partners, L.P., Maple Leaf Partners I, L.P., Maple Leaf Discovery, L.P., and Maple Leaf Discovery I, L.P. Information is based solely on the Schedule 13G/A filed with the Commission by Mr. Andreeff, AEA and affiliated entities on February 14, 2011.

(6)
Includes 14,208 shares held directly by Mr. Duncan, which includes 9,000 shares issuable upon exercise of certain options held by Mr. Duncan, 240 shares owned by Mr. Duncan’s wife, 4,560 shares that are held in trusts of which Mr. Duncan’s wife is trustee, 2,160 shares owned by Mr. Duncan’s mother, and 334,046 shares that are beneficially owned as of the Record Date by Solidus Company, L.P. (“Solidus”), a Tennessee limited partnership. Mr. Duncan is the Chief Executive Officer of Solidus General Partner, LLC which is the general partner of Solidus. The shares beneficially owned by Solidus are pledged to Pinnacle Bank, N.A. as collateral for a loan.

(7)
Solidus shares voting and dispositive power with respect to its shares with Mr. Duncan, the Chief Executive Officer and sole member of Solidus General Partner, LLC which is the general partner of Solidus. Mr. Duncan’s beneficial ownership in such shares is shown above. The shares beneficially owned by Solidus are pledged to Pinnacle Bank, N.A. as collateral for a loan.

(8)
Includes 157,500 shares issuable upon exercise of certain options held by Mr. Stout and 10,744 Employee Stock Ownership Plan (“ESOP”) shares allocated to Mr. Stout and held by the J. Alexander’s Corporation Employee Stock Ownership Trust (the “Trust”), as to which Mr. Stout has sole voting power and shared dispositive power.

(9)
Includes 58,750 shares issuable upon exercise of certain options held by Mr. Lewis and 8,581 ESOP shares allocated to Mr. Lewis and held by the Trust, as to which Mr. Lewis has sole voting power and shared dispositive power.

(10)
Includes 8,000 shares issuable upon exercise of options held by Mr. Reed, 6,781 shares representing Mr. Reed’s proportional interest in Solidus as of the Record Date and 300 shares held by a family trust of which Mr. Reed is trustee.

(11)
Includes 47,500 shares issuable upon the exercise of certain options held by Mr. Moore and 5,848 ESOP shares allocated to Mr. Moore and held by the Trust, as to which Mr. Moore has sole voting power and shared dispositive power.

(12)	Includes 15,000 shares issuable upon exercise of certain options held by Ms. Rector.

(13)	Includes 15,000 shares issuable upon exercise of certain options held by Mr. Steakley.

(14)
Includes 358,250 shares issuable upon exercise of certain options held by the directors and executive officers and 29,106 ESOP shares allocated to the executive officers and held by the Trust, as to which such officers have sole voting power and shared dispositive power.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Four directors are to be elected at the annual meeting for a term of one year and until their successors shall be elected and qualified. Election of directors requires a plurality of the votes cast in such election. It is intended that shares represented by the enclosed proxy will be voted FOR the election of the nominees named in the table set forth below unless a contrary choice is indicated. Each of the nominees, including each independent director, is presently a director of the Company and has been nominated to serve on the Board as a result of his or her particular skills, attributes and professional experience. For additional discussion of the Company’s director nomination criteria, please see “Nominating and Corporate Governance Matters” below. Management believes that all of the nominees will be available and able to serve as directors, but if for any reason any should not be available or able to serve, it is intended that such shares will be voted for such substitute nominees as may be proposed by the Board of Directors of the Company. Certain information with respect to each of the nominees is set forth below.

BACKGROUND INFORMATION

E. Townes Duncan
Mr. Duncan, 57, has been a director of the Company since May 1989. Mr. Duncan is the Chief Executive Officer of Solidus General Partner, LLC, the general partner of Solidus, a private investment firm, where he oversees early-stage and venture capital investments as well as the management and development of those companies. Mr. Duncan has been associated with Solidus or its predecessor since January 1997. Mr. Duncan served as a director of Bright Horizons Family Solutions, Inc., a childcare services company, from 1998 until 2008. He is a graduate of Washington & Lee University School of Law and received his undergraduate degree from Vanderbilt University. Mr. Duncan’s background as an attorney and his service as a member of the board of directors of various public and private companies provide unique perspectives to the Company’s Board.

Brenda B. Rector
Ms. Rector, 63, has been a director since May 2004. From October 1996 until March 2004, Ms. Rector was the Vice President, Controller and Chief Accounting Officer of Province Healthcare Company, an owner and operator of acute care hospitals in non-urban markets. Ms. Rector has over 34 years of experience practicing as a certified public accountant working with and for public companies. She received her B.S. in accounting from Tennessee Technological University. Ms. Rector’s experience in accounting and financial management of public companies makes her an important contributor to the Board and as a member of the Company’s Audit Committee.

Joseph N. Steakley
Mr. Steakley, 56, has been a director since May 2004. He currently serves as Senior Vice President – Internal Audit of HCA Holdings, Inc. (“HCA”), an owner and operator of hospitals, a position he has held since July 1999. From November 1997 to July 1999, Mr. Steakley was Vice President – Internal Audit for HCA. Mr. Steakley has over 32 years of experience practicing as a certified public accountant and auditor working with and for public companies. He received his B.B.A. in accounting from Middle Tennessee State University. Mr. Steakley’s expertise in the areas of internal control over financial reporting for public companies and other internal auditing matters make him an important contributor to the Board and as Chair of the Company’s Audit Committee.

Lonnie J. Stout II
Mr. Stout, 64, has been a director and President and Chief Executive Officer of the Company since May 1986. Since July 1990, Mr. Stout has also served as Chairman of the Company. From 1982 to May 1984, Mr. Stout was a director of the Company, and served as Executive Vice President and Chief Financial Officer of the Company from October 1981 to May 1984. He is a graduate of Tennessee Technological University. Mr. Stout has over 30 years experience in the hospitality and food services business. His industry knowledge and experience make him a vital component to the Company’s Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THESE NOMINEES. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

CORPORATE GOVERNANCE

General

The Company believes that good corporate governance is important to ensure that J. Alexander’s Corporation is managed for the long-term benefit of its shareholders. The Company regularly reviews its corporate governance policies and practices and compares them to those suggested by various authorities on corporate governance and the practices of other public companies. The Company also continues to review the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Commission and the applicable listing standards of The NASDAQ Stock Market (“NASDAQ”).

Board of Directors

The Company is managed under the direction of the Board of Directors, which oversees and delegates the conduct of the business to the Company’s executive officers and senior management. The Board of Directors of the Company held six meetings in 2010. Each of the incumbent directors of the Company attended at least 75% of the aggregate of (i) the total number of meetings held during 2010 by the Board of Directors while he or she was a director and (ii) the total number of meetings held during 2010 by all committees of the Board while he or she was a member of such committees.

The Board of Directors includes two standing committees, an Audit Committee and a Compensation/Stock Option Committee. The Audit Committee operates under a written Audit Committee Charter which can be accessed on the Company’s website at investor.jalexanders.com, under the corporate governance section.

Director Independence

The Board of Directors has determined that each of the following directors and nominees will qualify as an “independent director” within the meaning of the NASDAQ listing standards, and that such persons do not otherwise have any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of such person’s independent judgment in carrying out the responsibilities of a director.

E. Townes Duncan
Brenda B. Rector
Joseph N. Steakley

Mr. J. Bradbury Reed was also a member of the Board of Directors during fiscal 2010 and qualified as an “independent director”. Mr. Reed will retire from the Board of Directors, effective upon the expiration of his current term of office on May 24, 2011, the date of the Annual Meeting.

Board Leadership Structure and Role in Risk Oversight

Since 1990, Mr. Stout has served as the Company’s Chairman, President and Chief Executive Officer. In that role, he is responsible for Board agendas and presides at Board and shareholder meetings. Mr. Stout also serves as the Company’s most senior executive officer and is responsible for the leadership and oversight of the Company’s executive management team. The Company believes this structure benefits the Company by providing unified leadership for the Company’s management and is appropriate for the Company’s size and scope of operations.

The Board of Directors as a whole has responsibility for risk oversight, including strategic, financial and operational risks, major litigation and regulatory exposures, and other material risks to the Company. Each of the Board Committees is responsible for the oversight of respective areas of responsibility and report on their deliberations to the Board. Under the direction of the Board and its Committees, management personnel participate in a reporting process that is designed to provide both visibility and transparency to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity, and tax), legal, compliance, political and reputational risks.

The independent directors meet regularly in executive session at the conclusion of Board meetings to review and discuss the Company’s management, operations, financial performance and material risks to the Company. The independent directors rotate the responsibility of presiding in these executive sessions.

Board Member Attendance at Annual Meeting

The Company strongly encourages each member of the Board of Directors to attend the Annual Meeting of Shareholders. All of the Company’s directors attended the 2010 Annual Meeting of Shareholders, except for Messrs. Duncan and Reed.

Board Committee Composition and Committee Functions

Committee/Current Members		Committee Functions
Audit Committee	●	Oversees the financial reporting process of the Company.
	●	Oversees the audits of the financial statements of the Company.
Current Members Mr. Steakley (Chair) Ms. Rector Mr. Duncan	●
Responsible for the oversight of risks and exposures associated with financial matters, including financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines, risk management and credit and liquidity matters.

Number of Meetings held in 2010: Eight	●	Reviews reports from management regarding the evaluation of the effectiveness of the Company’s disclosure controls and procedures and the Company’s internal control over financial reporting.
	●	Has the sole authority to select, evaluate, replace and oversee the Company’s independent registered public accounting firm.
	●	Has the sole authority to approve non-audit and audit services to be performed by the independent registered public accounting firm.
●
Reviews and discusses with management and the independent registered public accounting firm the annual audited and quarterly un-audited financial statements and the Company’s disclosures provided on Form 10-Q and Form 10-K.

	●	Monitors the independence and performance of the independent registered public accounting firm.
	●	Provides an avenue of communications among the independent registered public accounting firm, management and the Board of Directors.
	●	Has the specific responsibilities and authority necessary to comply with the NASDAQ listing standards applicable to audit committees.
	●	Is comprised solely of independent directors under the NASDAQ standards of independence.
	●	Has two members (Mr. Steakley and Ms. Rector) each of whom is qualified as an “audit committee financial expert” within the meaning of Commission regulations and is “financially sophisticated” within the meaning of the NASDAQ listing standards.
Compensation/Stock Option Committee	●	Reviews the performance of Company officers and establishes overall executive compensation policies and programs.
Current Members: Ms. Rector (Chair) Mr. Duncan Mr. Steakley	●
Reviews and approves compensation elements such as base salary, bonus awards, stock option grants and other forms of annual and long-term incentives for Company officers (no member of the committee may be a member of management or eligible for compensation other than as a director).

	●	Reviews Board compensation.
Number of Meetings held in 2010: Two	●	Responsible for oversight of risks and exposures associated with leadership assessment, management succession planning, and executive compensation programs and arrangements, including incentive plans.
	●	Is comprised solely of independent directors under the NASDAQ standards of independence.

Nominating and Corporate Governance Matters

The Company’s Board of Directors currently has no standing nominating committee, which the Board of Directors believes is appropriate, given the compact size of the Board. The Board of Directors, including each independent director, participates in the nomination process as described below.

Candidates for nomination to the Board of Directors, including those suggested by shareholders in compliance with the Company’s charter, bylaws and applicable law, will be submitted to the Board of Directors with as much biographical information as is available and with a brief statement of the candidates’ qualifications for Board membership.

While the Board of Directors may consider whatever factors it deems appropriate in its assessment of a candidate for Board membership, including independence, diversity, age, skills, experience and industry backgrounds, candidates nominated to serve as directors will, at a minimum, in the judgment of the independent directors:

●
be able to represent the interests of the Company and all of its shareholders and not be disposed by affiliation or interest to favor any individual, group or class of shareholders or other constituency;

●	possess relevant background, skills and abilities, and characteristics that fulfill the needs of the Board at that time;

●
possess the background and demonstrated ability to contribute to the Board’s performance of its collective responsibilities, through senior executive management experience, relevant professional or academic distinction, and/or a record of relevant civic and community leadership;

●	contribute important opinions and perspectives to Board deliberations as a result of diverse professional experience and personal background;

●	have the highest ethical character and share the core values of the Company as reflected in the Company’s Code of Business Conduct and Ethics;

●	have a reputation, both personal and professional, consistent with the image and reputation of the Company;

●	have relevant expertise and experience, and be able to offer advice and guidance to the chief executive officer based on that expertise and experience; and

●	have the ability and the willingness to devote the necessary time and energy to exercise sound business judgment.

The Board will preliminarily assess each candidate’s qualifications and suitability. If it is the consensus of the independent directors that a candidate is likely to meet the criteria for Board membership, the Board will advise the candidate of the Board’s preliminary interest and, if the candidate expresses sufficient interest will arrange interviews of the candidate with one or more members of the Board and request such additional information from the candidate as the Board deems appropriate. The independent directors will consider the candidate’s qualifications, the assessment of the individual’s background, skills and abilities, and whether such characteristics fulfill the needs of the Board at that time, and will confer and reach a collective assessment as to the qualifications and suitability of the candidate for Board membership.

If a majority of the independent directors determine that the candidate is suitable and meets the criteria for Board membership, the candidate will be invited to meet with senior management of the Company, both to allow the candidate to obtain further information about the Company and to give management a basis for input to the Board regarding the candidate. On the basis of its assessment, and taking into consideration input from senior management, the Board will formally consider whether to recommend the candidate’s nomination for election to the Board of Directors. Approval by a majority of the independent directors will be required to recommend the candidate’s nomination.

Compensation/Stock Option Committee Matters

The Compensation/Stock Option Committee acts on behalf of the Board of Directors to establish the compensation of executive officers of the Company and provides oversight of the Company’s compensation philosophy. It does not operate pursuant to a written charter. The Compensation/Stock Option Committee also acts as the oversight committee with respect to the Company’s deferred compensation, stock and bonus plans covering executive officers and other senior management. In overseeing those plans, the Compensation/Stock Option Committee has the sole authority for administration and interpretation of the plans. The Compensation/Stock Option Committee has the authority to engage outside advisors to assist the Compensation/Stock Option Committee in the performance of its duties; however, the Compensation/Stock Option Committee may not delegate its authority to others.

The Committee is composed solely of non-employee directors of the Company. All compensation awards made by the Committee are approved by directors who are (i) independent as defined under the NASDAQ listing standards, (ii) non-employee directors for purposes of Section 16b-3 of the Securities Exchange Act of 1934, as amended, and (iii) outside directors for purposes of Section 162(m) of the Internal Revenue Code. The Committee has been given the responsibility to assist the Board of Directors in the discharge of its fiduciary duties with respect to the compensation of the executives and other employees of the Company, including the Named Officers, and the Company’s retirement and other benefit plans. As part of the Committee’s duties, the Committee, among other things, periodically reviews the Company’s philosophy regarding executive compensation and assesses the three main elements of the Company’s compensation. The Committee reports to the Board of Directors on its activities.

Generally, the Committee reviews the performance and compensation of the Chief Executive Officer and, following discussions with him and other advisors, if appropriate, establishes his compensation level. For the remaining Named Officers, the Chief Executive Officer makes recommendations for salary and bonus levels to the Committee that are generally approved. With respect to equity compensation awards, the Committee typically grants options based upon the initial recommendation of the Chief Executive Officer, and with additional or different terms deemed appropriate by the Committee.

The Committee generally considers making equity awards periodically after the Committee has had an opportunity to review the Company’s financial results for the prior fiscal year and consider the Company’s expectations and projections for the current fiscal year. In some years, the Committee has granted awards at other times or has determined not to grant any awards to some executives, based on its conclusion that the awards then currently outstanding would serve to properly incentivize the executive officers.

The Board of Directors sets non-management directors’ compensation at the recommendation of the Compensation/Stock Option Committee. See “Director Compensation.”

Code of Business Conduct and Ethics

The Company’s Board of Directors has adopted a Code of Business Conduct and Ethics applicable to the members of its Board of Directors and officers, including the Chief Executive Officer, Chief Financial Officer and the Company’s principal accounting officer. The Company’s Code of Business Conduct and Ethics may be accessed at investor.jalexanders.com, under the corporate governance section, or a copy requested by writing to the following address: J. Alexander’s Corporation, 3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville Tennessee 37202. The Company will make any legally required disclosures regarding amendments to, or waivers of, provisions of the Code of Business Conduct and Ethics on its website.

Communications with Members of the Board

Shareholders interested in communicating directly with members of the Company’s Board of Directors may do so by writing to Board of Directors, c/o Corporate Secretary, J. Alexander’s Corporation, 3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain summary information for the year indicated with respect to the compensation awarded to, earned by, or paid to the Company’s Chief Executive Officer, Chief Financial Officer and the next most highly compensated executive officer of the Company whose total annual compensation, exclusive of changes in pension value and nonqualified deferred compensation earnings, exceeded $100,000 (collectively, the “Named Officers”).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Option Awards ($)(2)	All Other Compensation ($)(3)(4)	Total ($)
Lonnie J. Stout II Chairman, President, Chief Executive Officer and Director	2010 2009	394,058 381,640	— —	— 296,000	326,679 339,311	720,737 1,016,951
R. Gregory Lewis Vice President, Chief Financial Officer and Secretary	2010 2009	205,500 199,000	36,000 —	— 37,000	158,132 150,366	399,632 386,366
J. Michael Moore Vice President, Human Resources and Administration	2010 2009	162,325 157,325	24,000 —	— 18,500	55,818 52,877	242,143 228,702

(1)
Amounts shown are not reduced to reflect the Named Officers’ contributions to the Company’s 401(k) and deferred compensation plans. Amounts shown are amounts actually earned by the Named Officer during the year.

(2)
Represents the aggregate grant date fair value of the stock option award granted to the Named Officer determined in accordance with ASC Topic 718 “Compensation – Stock Compensation”. For additional information on the assumptions made in the valuation for the awards reflected in this column, please see Note H to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended January 2, 2011, which is filed with the Securities and Exchange Commission (“Form 10-K”).

(3)
Amounts shown reflect the value to each of the Named Officers of: the expense recognized by the Company relating to the vested benefit under their Amended and Restated Salary Continuation Agreements, contributions allocated by the Company pursuant to the Company’s 401(k) and deferred compensation plans and the Employee Stock Ownership Plan, an auto allowance, reimbursements for certain auto-related expenses, the Company’s reimbursement of employee medical insurance contributions, payments received under a supplemental medical reimbursement insurance plan, payments of supplemental disability insurance premiums, tax preparation and planning services and certain other modest benefits.

(4)
The following table details for each Named Officer the expense recognized by the Company over the last two fiscal years relating to the Named Officer’s vested Amended and Restated Salary Continuation Agreement benefits. No amounts were actually paid to the employee.

Name	Expense Recognized Relating to the Vested Benefit Under the Amended and Restated Salary Continuation Agreements
Lonnie J. Stout II	$297,714 (2010) $312,348 (2009)
R. Gregory Lewis	$131,444 (2010) $123,188 (2009)
J. Michael Moore	$28,609 (2010) $25,002 (2009)

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

Compensation Philosophy. The Company’s executive compensation program is administered by the Compensation/Stock Option Committee (the “Committee”) and compensates management through a combination of base salary, annual incentives and long-term incentives. The goal of the executive compensation program is to attract and retain talent through a mix of short-term and long-term incentives that reward outstanding Company and individual performance and the creation of shareholder value. Base salaries are designed to reward the executive officers’ contributions to the success of the Company. The Company’s incentive compensation, which has historically taken the form of a cash bonus program and stock options, is designed to reward both short-term and long-term strategic management and align a portion of the incentives of management with the long-term interest of shareholders.

Base Salary. After consideration of a review of the Chief Executive Officer’s recommendations regarding base salaries for the other Named Officers and statistics on inflation rates, the Committee established base salaries for each of the Named Officers for 2010 as set forth in the Summary Compensation Table under the heading “Salary.”  These base salaries reflect moderate increases in the base salaries of each of Messrs. Stout, Lewis and Moore from 2009.

Cash Bonuses. The Committee may consider the payment of annual cash bonuses to reward executives for achieving the shorter-term goals of the Company. In some prior years, cash bonus payments have been made in the form of incentive plan compensation pursuant to the Company’s Cash Incentive Performance Program (the “CIPP”) under which executive officers may be eligible to receive a cash bonus based on performance targets in accordance with the Amended and Restated 2004 Equity Incentive Plan. The Committee did not set performance targets or make incentive cash bonus payments under the CIPP for 2009 or 2010 as a result of then-prevailing economic conditions. However, the Committee determined to award modest discretionary bonus payments in the amounts shown in the Summary Compensation Table to its executive officers other than the Chief Executive Officer to reward them for their role in the Company’s performance during 2010.

As described in the Company’s previous filings with the Commission, the Committee has set performance targets pursuant to the CIPP for 2011 and the Company’s executive officers will be eligible to receive incentive cash bonus payments if the Company achieves designated performance levels of earnings before net interest expense, income taxes, depreciation, amortization, pre-opening expense, certain impairment charges, if applicable, any stock option expense and any change in deferred compensation accruals that result from interest rate changes, or “adjusted EBITDA.”

Equity-Based Incentive Compensation. The Company has historically awarded non-qualified or incentive stock options to its executive officers under shareholder-approved plans on a periodic basis. The Committee has indicated that it awards stock options because it believes that stock options closely align employees’ interests with those of other shareholders because when the price of the Company’s stock increases from the price on the date of grant, the employee realizes value commensurate with increases to shareholder value generally.

Stock options generally are granted to all officers and other key employees, have a seven or ten-year term and an exercise price equal to or greater than the closing market price of the shares on the date of grant. The number of options granted is based on the Committee’s conclusions on the sufficiency of the Company’s cash compensation and other benefits available to officers. Because the Committee has indicated that it believes a larger portion of more senior executives’ compensation should be tied to the Company’s performance, a larger number of options are granted to the more senior executive officers, decreasing incrementally based on position. In 2009, the Company made grants of 160,000 stock options to Mr. Stout, and grants of 20,000 and 10,000 options to Messrs. Lewis and Moore, respectively, all at an exercise price of $4.10 (the market price of the Company’s stock on the date of the grant).  All of the options granted to the Named Officers in 2009 vest ratably over four years and have a seven-year term. The Company made no stock option awards to the Named Officers in 2010.

Employment Agreements. On December 26, 2008, the Company entered into employment agreements with Messrs. Stout, Lewis and Moore. The agreements provide that each of the Named Officers will continue to serve in their current offices and such other office or offices to which he may be appointed or elected by the Board of Directors of the Company for a term to expire on December 25, 2011. Each agreement is subject to successive one-year automatic renewals unless either party gives not less than 90 days prior written notice to the other party that it is electing not to extend the agreement. Each agreement provides for the Named Officer to continue to receive his current annual base salary as well as customary benefits, including remuneration pursuant to the Company’s cash compensation incentive plans (assuming applicable performance targets are met) or any long-term incentive award plans offered generally to executives of the Company and health insurance. Pursuant to the terms of each agreement, the Company will also reimburse the Named Officer for all reasonable business expenses incurred by such Named Officer in performance of his duties. Compensation payable under the agreements is subject to annual review by the Compensation Committee of the Board of Directors, and may be increased as the Compensation Committee deems advisable.

Each agreement provides for certain payments upon the termination of the Named Officer’s employment. Details of these payments and obligations are discussed below under the heading “Potential Payments Upon Termination or Change in Control.” Pursuant to the terms of each of the agreements, each Named Officer is prohibited from competing with the Company during the term of his employment and for a period of one year following termination of employment if the Named Officer receives payments under the employment agreements in connection with termination without “cause” or by the Named Officer for “good reason”. The Named Officer is also subject to certain confidentiality, non-disclosure and non-solicitation provisions.

Retirement Plans and Programs. In addition to the compensation programs described above, the Company provides its Named Officers certain retirement benefits, including participation in the Company’s 401(k) plan and a non-qualified deferred compensation plan. Each plan allows the Named Officer to defer a portion of his income from salary and bonus amounts on a pre-tax basis through contributions to the plan. The Company will match 25% of the Named Officer’s total elective contributions up to 3% of the Named Officer’s compensation for the Plan year (taking into account elective contributions to both plans). In addition, the Company maintains an Employee Stock Ownership Plan. All Company employees with at least 1,000 hours of service during the 12-month period subsequent to their hire date, or any calendar year thereafter, and who are at least 21 years of age, are eligible to participate and receive an allocation of stock in proportion to their compensation for the year. Three years of service with the Company are generally required for a participant’s account to vest. In addition, the Named Officers are each party to an Amended and Restated Salary Continuation Agreement as described below in “Potential Payments upon Termination or Change in Control”.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table summarizes the number of outstanding equity awards held by each of the Named Officers as of January 2, 2011.

Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date
Lonnie J. Stout II	40,000 10,000 11,250 40,000	12,500 43,750 11,250 120,000	N/A	9.50 8.22 13.09 15.00 6.10 4.10	12/21/05(2) 12/21/05(2) 05/15/07(3) 05/15/07(3) 07/24/08(3) 11/23/09(3)	12/21/15 12/21/15 05/15/14 05/15/14 07/24/15 11/23/16
R. Gregory Lewis	10,000 10,000 30,000 7,500 5,000	6,250 7,500 15,000	N/A	2.25 9.50 8.22 13.09 6.10 4.10	02/08/01(4) 12/21/05(2) 12/21/05(2) 05/15/07(3) 07/24/08(3) 11/23/09(3)	02/08/11 12/21/15 12/21/15 05/15/14 07/24/15 11/23/16
J. Michael Moore	5,000 10,000 20,000 5,000 2,500	5,000 5,000 7,500	N/A	4.25 9.50 8.22 13.09 6.10 4.10	07/22/03(4) 12/21/05(2) 12/21/05(2) 05/15/07(3) 07/24/08(3) 11/23/09(3)	07/22/13 12/21/15 12/21/15 05/15/14 07/24/15 11/23/16

(1)
Represents options granted pursuant to the Company’s equity incentive plans. All currently outstanding options have a term of seven or ten years from the grant date. On October 29, 2010, each of the Company’s Named Officers surrendered and cancelled, without consideration, certain vested stock option awards to purchase shares of the Company’s stock that had been granted on May 15, 2007. As a result, the shares underlying these stock option awards are no longer reflected in this table and are available for future grants.

(2)	Options vested on grant date.

(3)	Options vest in four equal installments on the first, second, third and fourth anniversaries of the grant date.

(4)	Options vested in three equal installments on the first, second and third anniversaries of the grant date.

SECURITIES AUTHORIZED FOR ISSUANCE
UNDER EQUITY COMPENSATION PLANS

Information about the Company’s equity compensation plans at January 2, 2011 was as follows:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants And Rights	Weighted Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans(1)
Equity compensation plans approved by security holders	831,500	$6.95	305,666
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	831,500	$6.95	305,666

(1)
Includes 230,119 shares of Common Stock available to be issued under the Company’s Amended and Restated 2004 Equity Incentive Plan and 75,547 shares available to be issued under the Company’s Employee Stock Purchase Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Overview

Payments Pursuant to the Employment Agreements. Under each of the employment agreements discussed above under “Narrative Disclosure to Summary Compensation Table,” if the Company terminates the employment of the Named Officer with “cause,” or the Named Officer terminates employment without “good reason,” the Company is required to pay the Named Officer his salary, prior year bonus (if any) and benefits already earned but unpaid through the date of such termination. If the Company terminates the employment of Mr. Stout or Mr. Lewis without “cause,” including non-renewal by the Company or if Mr. Stout or Mr. Lewis resigns for “good reason,” Mr. Stout or Mr. Lewis will receive the foregoing and will also be entitled to receive (i) a lump sum cash payment equal to 2.99 times his base salary then in effect, (ii) a lump sum cash payment equal to 2.99 times the higher of a) the cash bonus earned the previous year or b) the average bonus earned over the last three years, (iii) health insurance benefits substantially commensurate with the Company’s standard health insurance benefits for Mr. Stout or Mr. Lewis and his spouse and dependents for a period of two years and (iv) certain tax reimbursement payments. For Mr. Moore, the applicable severance amounts payable under his employment agreement in the event of his termination without “cause” or resignation for “good reason” is 2.00 times salary and applicable bonus; Mr. Moore will also be entitled to the same health insurance benefits and tax reimbursement payments as set forth above for Mr. Stout and Mr. Lewis. For Mr. Stout and Mr. Lewis, who are also parties to Severance Benefits Agreements entitling them to 18 months’ salary upon termination by the Company without “cause” or resignation for “good reason,” the applicable severance amounts payable under the employment agreements in the event of termination without “cause” and for “good reason” are reduced by amounts actually paid under the executive’s Severance Benefits Agreement.

Under the employment agreements, in the event of termination without “cause” or if the Named Officer resigns for “good reason,” each in connection with a “change in control,” the Named Officer will be entitled to receive (i) a lump sum cash payment equal to 2.99 times his base salary then in effect, (ii) a lump sum cash payment equal to 2.99 times the higher of a) the cash bonus earned the previous year or b) the average bonus earned over the last three years, (iii) health insurance benefits substantially commensurate with the Company’s standard health insurance benefits for the Named Officer and his spouse and dependents for a period of three years, (iv) certain tax reimbursement payments, and (v) vesting of unvested equity incentive plan awards. In the employment agreements “change in control” is defined to include (i) the acquisition of 35% or more of the combined voting power of the then outstanding securities of the Company by any person, entity or group; (ii) the change in ownership of a majority of the combined voting power of the then outstanding securities of the Company as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination transaction, sales of all or substantially all assets or contested election, or any combination of the foregoing; or (iii) a change, during any period of two consecutive years, in a majority of the directors of the Company, unless such newly elected directors were approved by a vote of at least two-thirds of the directors in office at the beginning of such period.

In addition to the payments noted above, the employment agreements provide the Named Officers upon any termination: accrued but unpaid base salary through the date of termination; accrued but unpaid vacation pay; unreimbursed employment related expenses; and any other benefits owed to the executive under the Company’s employee benefit plans and policies or applicable law. Each Named Officer is also subject to certain non-solicitation and non-competition covenants for a term of one year following termination.

Payments Made Pursuant to the Amended and Restated Salary Continuation and Severance Benefits Agreements. In addition to the employment agreements, the Company is a party to two types of additional agreements with its Named Officers that impact the potential payments upon termination: a) the Severance Benefits Agreements and b) the Amended and Restated Salary Continuation Agreements. All of the Named Officers have individual Amended and Restated Salary Continuation Agreements with the Company. In addition, Mr. Stout and Mr. Lewis are each parties to individual Severance Benefits Agreements that provide cash payments in a lump sum of eighteen months’ salary. The amounts described below assume that terminations occurred as of January 2, 2011.

The Amended and Restated Salary Continuation Agreements, which may be updated or replaced by new agreements from time to time, provide for a retirement benefit of 50% of the employee’s base salary on the date of his retirement on or after attaining the age of 65. For the purpose of calculating retirement benefits, base salary is determined as the greater of actual base salary on the date of termination or the average base salary for the three full fiscal years immediately preceding termination. The retirement benefit is payable over 15 years commencing within 30 days of the employee’s retirement. The same benefit is available to the beneficiaries of an employee who dies while in office, but after age of 65. The Amended and Restated Salary Continuation Agreements also provide that in the event an employee dies while in the employ of the Company before attaining the age of 65, his beneficiaries will receive specified benefit payments for a period of ten years, or until such time as the employee would have attained age 65, whichever period is longer. The payments in this instance are 100% of the employee’s base salary at the time of death for the first year after death and 50% of the employee’s base salary at the time of death each year thereafter in the death benefits period. The annual payment for the first year after death for Messrs. Stout, Lewis and Moore would be $400,835, $209,000 and $165,000, respectively.

The Amended and Restated Salary Continuation Agreements also provide for a vested benefit for each officer upon termination of service with the Company for any reason other than death or retirement prior to age 65. The vested benefit will be based on the employee’s base salary as of the date of termination, subject to certain minimum benefit levels. For Messrs. Stout and Lewis, the vested benefit is an annual benefit equal to the greater of fifty percent (50%) of the employee’s base salary as of the employee’s termination date or a designated minimum annual amount, each paid in equal monthly installments for a period of fifteen years commencing once the employee attains the age of 65. For Mr. Moore, the vested benefit is a lump sum payable within 30 days of termination equal to the greater of the present value as of the date of payment (using a seven percent (7%) discount rate) of fifty percent (50%) of Mr. Moore’s base salary as of the date of termination as if paid in equal monthly installments, beginning when Mr. Moore would reach age 65, for a period of 15 years or a minimum lump sum. The designated minimum payments for each employee are based on the scheduled minimum lump sum vested benefits under the Salary Continuation Agreements previously held by the officers. The Company’s obligations under the Amended and Restated Salary Continuation Agreements, if termination had occurred on January 2, 2011, are described in the table below. Directors of the Company who are not also executive officers or employees are not parties to a Salary Continuation Agreement.

The annual benefits payable upon retirement at age 65 for each of Mr. Stout, Mr. Lewis and Mr. Moore are currently $200,418, $104,500 and $82,500, respectively.

Additionally, pursuant to the Severance Benefits Agreements, Mr. Stout and Mr. Lewis would receive lump sum payments representing 18 months of their salaries upon termination by the Company without “cause” or resignation by Mr. Stout or Mr. Lewis for “good reason”. Under the Severance Benefits Agreements, Mr. Stout or Mr. Lewis has “good reason” to terminate his employment if his present job responsibilities change or there is a decrease in his compensation or some other economic loss. Under the Severance Benefits Agreements, Mr. Stout and Mr. Lewis would not be entitled to severance benefits if either were terminated for “cause.”  Under the Severance Benefits Agreements, the Company will have “cause” only if termination was the result of an act or acts of dishonesty by the Named Officer constituting a felony and resulting in or intended to result in substantial gain or personal enrichment at the expense of the Company. Amounts payable under the employment agreements described above are reduced by amounts actually paid under the Severance Benefits Agreements.

The following table summarizes the obligations of the Company under the employment agreements, the Amended and Restated Salary Continuation Agreements and the Severance Benefits Agreements to the Named Officers upon termination or a change in control that occurred on January 2, 2011:

Name	Termination by Company for Cause; by Executive Without Good Reason; or the Result of Disability	Termination by Company Without Cause or by Executive for Good Reason not Following a Change in Control	Termination by Company Without Cause or by Executive for Good Reason Following a Change in Control
Lonnie J. Stout II Employment Agreement (1) Salary Continuation Agreement (2) Severance Benefit Agreement (3)	- $2,083,115 -	$597,244 $2,083,115 $601,253	$597,244 $2,083,115 $601,253
R. Gregory Lewis Employment Agreement (1) Salary Continuation Agreement (2) Severance Benefit Agreement (3)	- $760,127 -	$419,050 $760,127 $313,500	$419,050 $760,127 $313,500
J. Michael Moore Employment Agreement (1) Salary Continuation Agreement (2) Severance Benefit Agreement (3)	- $292,956 -	$378,000 $292,956 -	$565,110 $292,956 -
Total	$3,136,198	$5,445,245	$5,632,355

(1)
Termination amounts payable to each Named Officer under the Employment Agreements are payable as lump sum payments. For Messrs. Stout and Lewis, payments under their respective Employment Agreements are reduced by amounts payable under their Severance Benefits Agreements.

(2)
Assuming a termination on January 2, 2011, amounts indicated for Messrs. Stout and Lewis represent the present value of benefits to be paid over a period of fifteen years which are scheduled to commence once Mr. Stout or Mr. Lewis attain the age of 65. Mr. Moore would have received a lump sum payment.

(3)
Termination amounts payable to Messrs. Stout and Lewis under the Severance Benefits Agreements are payable as lump sum payments. Amounts represent 18 months of base salary. Mr. Moore is not a party to a Severance Benefits Agreement.

Upon termination by the Company without cause or by the Named Officer for good reason, or upon termination as the result of disability, each Named Officer would be eligible for certain continued health insurance benefits for him and his dependents, for a period of two years or for a period of three years upon a termination in connection with a change in control. Outstanding stock option awards would be subject to accelerated vesting upon a change in control as defined above. No payments would be made upon a change in control not involving a termination.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
E. Townes Duncan	39,000	1,890	40,890
Garland G. Fritts	1,250	-	1,250
Brenda B. Rector	39,000	1,890	40,890
J. Bradbury Reed	24,000	1,890	25,890
Joseph N. Steakley	39,000	1,890	40,890

(1)
As described below in the narrative, amounts represent cash payments made for a $1,250 monthly retainer fee paid to each non-employee director plus a $1,500 fee for each Board or Committee meeting that a non-employee director attends.

(2)
Represents the aggregate grant date fair value of the stock option award granted to the director determined in accordance with ASC Topic 718 “Compensation – Stock Compensation”. For additional information on the assumptions made in the valuation for the current year awards reflected in this column, please see Note H to the Consolidated Financial Statements contained in the Form 10-K.

The above table reflects fees earned or paid in cash during fiscal year 2010 and the aggregate grant date fair value of option awards to non-employee directors in 2010. Currently each director who is not an employee of the Company receives a monthly fee of $1,250 plus a fee of $1,500 for each attended meeting of the Board or any Committee of which he or she is a member. These levels of compensation are applicable to 2010 and 2011. Mr. Fritts served as a non-employee director of the Company until his death in January 2010.

Each director who is not also an employee of the Company is eligible for grants of non-qualified stock options under the Amended and Restated 2004 Equity Incentive Plan. Generally, directors who are not employees of the Company have been awarded options to purchase 10,000 shares of Common Stock upon joining the Board and options to purchase 1,000 shares of Common Stock for each succeeding year of service, with the exercise price equal to the fair market value of the Common Stock on the date of grant. Pursuant to the terms of the Amended and Restated 2004 Equity Incentive Plan, no non-employee director is eligible for a grant of incentive stock options under the Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is the practice of the Company that the terms and conditions of any related party transaction are subject to the review and approval of the Audit Committee.

E. Townes Duncan, a director of the Company, is the chief executive officer of Solidus General Partner, LLC which is the general partner of Solidus. In 2005, the Company entered into an Amended and Restated Standstill Agreement with Solidus Company, a predecessor to Solidus, to extend, subject to certain conditions, certain previously existing contractual restrictions on Solidus Company’s shares of the Company’s Common Stock. The Amended and Restated Standstill Agreement was unanimously approved on behalf of the Company by the Audit Committee of the Board of Directors which was composed of three members, all of whom were independent directors for purposes of considering a conflict of interest transaction under Tennessee corporate law and approving the transaction on behalf of the Board of Directors. The terms of the Amended and Restated Standstill Agreement provided that it would remain in effect until December 1, 2009, as long as the Company paid cash dividends to all shareholders of at least $.10 per share annually or $.025 per share each quarter. As a result of the Company’s payment of cash dividends to all shareholders of $.10 per share in January of 2006, 2007 and 2008, the Agreement was effective through January 15, 2009. The Agreement expired on January 15, 2009 as a result of the Company not paying a dividend on that date.

On May 22, 2009, the Company entered into a Stock Purchase Agreement with Solidus, to purchase, in aggregate, 808,000 shares of Common Stock for $3.60 per share and a total purchase price of $2,909,000 from Solidus and E. Townes Duncan. Prior to the stock purchase, Solidus was the Company’s largest shareholder. The Stock Purchase Agreement was unanimously approved on behalf of the Company by the Audit Committee of the Board of Directors which was composed of three members, all of whom were independent directors for purposes of considering a conflict of interest transaction under Tennessee corporate law and approving the transaction on behalf of the Board of Directors. The purchase of the stock, including related transaction costs, was financed by a $3,000,000 term loan from Pinnacle National Bank. Under the terms of the Stock Purchase Agreement, Solidus and Mr. Duncan agreed to limit future dispositions of their shares of the Company’s common stock to 100,000 shares for the remainder of 2009, 200,000 shares for the 2010 calendar year and 100,000 shares from January 1, 2011 until May 22, 2011.

Mr. Reed is an attorney with the law firm of Bass, Berry & Sims PLC and has served in various capacities with that firm since 1964. Bass, Berry & Sims PLC has served as the Company’s outside general counsel since the Company’s organization in 1971. Mr. Reed is a limited partner in Solidus and has been employed by it to assist with its public securities investments, excluding its investment in the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Commission and NASDAQ. Executive officers, directors and greater than 10% shareholders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the Forms 3, 4 and 5 and amendments thereto and certain written representations furnished to the Company, the Company believes that during the fiscal year ended January 2, 2011, its executive officers and directors complied with all applicable filing requirements.

PROPOSAL NO. 2:
RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP (“KPMG”) has been appointed to serve as the Company’s independent registered public accounting firm for fiscal 2011 and served as the Company’s independent registered public accounting firm for the year ended January 2, 2011.

The Company has been informed that representatives of KPMG plan to attend the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to shareholders’ questions.

Audit Fees. The aggregate fees billed to the Company by KPMG during 2010 for professional services rendered for the audit of the Company’s annual financial statements, for the reviews of the financial statements included in the quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings totaled $215,000. The aggregate fees billed to the Company by KPMG during 2009 for professional services rendered for the audit of the Company’s annual financial statements, for the reviews of the financial statements included in the quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings totaled $235,000.

Audit-Related Fees. No audit-related fees were billed for 2010. Fees for audit-related services were $22,967 for 2009.

Tax Fees. Fees for tax compliance, advice and planning performed for the Company by KPMG during 2010 were $160,171. These fees were related to an asset cost segregation study and repairs and maintenance expense review performed during 2010.  No tax fees were billed for 2009.

All Other Fees. None.

The Company’s policies and procedures required that all audit and audit-related services for 2010 and 2009 be pre-approved by the Audit Committee, except for fees approved in advance by the Audit Committee chair and disclosed to and ratified by the Audit Committee pursuant to the Committee’s pre-approval policy for audit and permitted non-audit services.

Approval of this proposal requires the affirmative vote of a majority of the votes cast by holders of Common Stock represented and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of three non-employee directors and operates under a written charter. The Restated Audit Committee Charter is posted on the Company’s website at www.jalexanders.com. The Audit Committee is comprised of Joseph N. Steakley (Chairman), Brenda B. Rector and E. Townes Duncan, each of whom is independent under applicable NASDAQ listing standards and Securities and Exchange Commission regulations. The Board of Directors has determined that each of Joseph N. Steakley and Brenda B. Rector is an “audit committee financial expert” as defined by the Securities and Exchange Commission, and that each of them meet the standards for independence for Audit Committee members under NASDAQ Rule 5605(c). During 2010, the Audit Committee met eight times.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of the Company’s independent registered public accounting firm. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee. Management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for planning and carrying out proper annual audits and quarterly reviews of the Company’s financial statements in accordance with standards established by the Public Company Accounting Oversight Board (United States) and expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such services, by the independent registered public accounting firm are compatible with maintaining the independence of such firm from the Company.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its audit and the evaluations of the Company’s internal control over financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2011, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Joseph N. Steakley (Chair)
Brenda B. Rector
E. Townes Duncan

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS TO BE
PRESENTED AT THE 2012 ANNUAL MEETING OF SHAREHOLDERS

Any proposal intended to be presented for action at the 2012 Annual Meeting of Shareholders by any shareholder of the Company must be received by the Secretary of the Company not later than December 22, 2011, in order for such proposal to be considered for inclusion in the Company’s Proxy Statement and proxy relating to its 2012 Annual Meeting of Shareholders. Nothing in this paragraph shall be deemed to require the Company to include any shareholder proposal that does not meet all the Commission’s requirements for inclusion in effect at the time.

For other shareholder proposals to be timely (but not considered for inclusion in the Company’s Proxy Statement), a shareholder’s notice must be received by the Secretary of the Company not less than 75 days nor more than 90 days prior to April 20, 2012. The proposal must be in writing and must comply with the advance notice provisions and other requirements of Section 3A of the Company’s Amended and Restated Bylaws, a copy of which is on file with the SEC and may be obtained from the Company upon request. For proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided (1) it includes in the Proxy Statement advice on the nature of the proposal and how the Company intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.

METHOD OF COUNTING VOTES

Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the proxy card. If you do not own your shares directly, but instead are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker can vote shares only with respect to “discretionary” items, which include matters that are considered routine. On “non-discretionary” items for which you do not give instructions, your shares will be counted as “broker non-votes.” Uncontested director elections (such as the election of directors at this Annual Meeting) are not considered routine under the rules and regulations of the primary trading markets applicable to most brokers. As a result, most brokers do not have the ability to vote shares held in street name with respect to the election of directors unless the broker has received voting instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker if your shares are held in street name by a broker so that your vote with respect to the election of directors is counted.

The proposal to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal year 2011 is considered routine and therefore may be voted upon by your broker if you do not give instructions for the shares held in street name by your broker.

Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum. Directors will be elected by a plurality of the votes cast in the election by the holders of the Common Stock represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes for or against any director nominee. Ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal year 2011 and any other matters that may properly come before the meeting or any adjournment thereof shall be approved by the affirmative vote of a majority of the votes cast by holders of Common Stock represented and entitled to vote at the Annual Meeting, and abstentions and non-votes will have no effect on the outcome of the vote.

MISCELLANEOUS

If you plan to attend the Annual Meeting in person, please visit our website at www.jalexanders.com for directions to J. Alexander’s Restaurant, 2609 West End Avenue, Nashville, Tennessee 37203.

In certain instances, one copy of the Company’s Annual Report or Proxy Statement may be delivered to two or more shareholders who share an address. The Company will deliver promptly upon written or oral request a separate copy of the Annual Report or Proxy Statement, to a shareholder at a shared address to which a single copy of the documents was delivered. Conversely, shareholders sharing an address who are receiving multiple copies of Annual Reports or Proxy Statements may request delivery of a single copy.

Requests should be addressed to:	R. Gregory Lewis
Secretary
J. Alexander’s Corporation
3401 West End Avenue, Suite 260
P. O. Box 24300
Nashville, Tennessee 37202
(615) 269-1900

A copy of the Company’s Annual Report is being mailed to shareholders concurrently with the mailing of this Proxy Statement. It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, shareholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly or follow the instructions on the proxy card to vote by telephone or the Internet.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JANUARY 2, 2011 (WITHOUT EXHIBITS) IS INCLUDED IN THE ANNUAL REPORT THAT IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT, AND A COPY WITH EXHIBITS MAY BE OBTAINED, WITHOUT CHARGE, BY ANY SHAREHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO R. GREGORY LEWIS, SECRETARY, J. ALEXANDER’S CORPORATION, P.O. BOX 24300, NASHVILLE, TENNESSEE 37202.

Date:  April 20, 2011

J. ALEXANDER’S CORPORATION

EMPLOYEE STOCK OWNERSHIP PLAN PARTICIPANT VOTING INSTRUCTION FORM

This Voting Instruction Form is tendered to direct Independence Trust Company, (the “Trustee”), as Trustee of the J. Alexander’s Corporation Employee Stock Ownership Plan (“ESOP”), as to the manner in which all allocated shares in the ESOP account of the undersigned (the “Voting Shares”) shall be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at J. Alexander’s Restaurant, 2609 West End Avenue, Nashville, Tennessee 37203 on Tuesday, May 24, 2011, at 9:00 a.m., local time, and any adjournments or postponements thereof.

The undersigned hereby directs the Trustee to vote all Voting Shares of the undersigned as shown below on this Voting Instruction Form at the Annual Meeting.

(1)	Election of Directors: The Board of Directors recommends a vote FOR each of the nominees listed.

01.	T. Duncan	☐ FOR	☐ WITHHOLD	02.	B. Rector	☐ FOR	☐ WITHHOLD

03.	J. Steakley	☐ FOR	☐ WITHHOLD	04.	L. Stout II	☐ FOR	☐ WITHHOLD

(2)	The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2011.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	And in the Trustee’s discretion, the Trustee is entitled to act on any other matter which may properly come before said meeting or any adjournment thereof.

(Continued and to be signed on reverse side)

(Continued from other side)

IMPORTANT: Please mark, date and sign this Voting Instruction Form and return it to the Trustee of the J. Alexander’s Corporation Employee Stock Ownership Plan, Independence Trust Company, PO Box 682188, Franklin, Tennessee 37068-9903 by May 20, 2011.

A stamped and addressed envelope is enclosed for your convenience. Your Voting Instruction Form must be received by the Trustee by May 20, 2011.

Your shares will be voted by the Trustee in accordance with your instructions. If no instruction is specified, your shares will be voted FOR the nominees in the election of directors, FOR Proposal 2 and in the Trustee’s discretion on any other matter which may properly come before the Annual Meeting or any adjournment thereof.

PLEASE SIGN, DATE AND RETURN PROMPTLY

Date:	, 2011

Please sign exactly as your name appears at left. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.

If your address has changed, please PRINT your new address on this line.

J. ALEXANDER'S
CORPORATION

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 24, 2011.

Vote by Internet

- Log on to the Internet and go to **www.investorvote.com**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR each of the nominees listed for Director and FOR Proposal 2.

1. Election of Directors:

	For	Withhold		For	Withhold
01 - T. Duncan	☐	☐	02 - B. Rector	☐	☐
03 - J. Steakley	☐	☐	04 - L. Stout II	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

01BNOC

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — J. ALEXANDER'S CORPORATION

The undersigned hereby appoints Lonnie J. Stout II and R. Gregory Lewis, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown on the reverse side of this proxy at the Annual Meeting of Shareholders of J. Alexander's Corporation to be held at J. Alexander's Restaurant, 2609 West End Avenue, Nashville, Tennessee, 37203 on Tuesday, May 24, 2011, at 9:00 a.m., local time, and any adjournments or postponements thereof.

Your shares will be voted by the proxies in accordance with your instructions on the reverse side. If no instruction is specified, your shares will be voted **FOR** the nominees in the election of directors, **FOR** Proposal 2 and in the discretion of the proxies on any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof.

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

PLEASE MARK, SIGN, AND DATE YOUR PROXY ON THE REVERSE SIDE, AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED OR RETURN IT TO: COMPUTERSHARE INVESTOR SERVICES, PO BOX 43102, PROVIDENCE, RI 02940-5067.